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                                     - 1 -


                              ARTICLES OF AMENDMENT

The articles of the corporation are amended as follows:

         WHEREAS pursuant to Articles of Amendment of the Corporation dated May 12, 1998, the Directors of the Corporation were authorized to fix the number of Class "B" Special Shares in each series and to determine the rights, privileges, restrictions and conditions attaching to such number of Class "B" Special Shares in each series;

         AND WHEREAS the Directors of the Corporation now wish to exercise their authority conferred on them pursuant to the said Article of Amendment of the Corporation dated May 12, 1998;

A. The Directors of the Corporation hereby fix and authorize and the Corporation is hereby authorized to issue an unlimited number of Class "B" Special Shares.

B. The Directors of the Corporation hereby determine that the rights, privileges, restrictions and conditions (collectively, the "Class "B" Special Share Provisions") attaching to such Class "B" Special Shares of the Corporation shall be as follows:

         The rights, privileges, restrictions and conditions (collectively, the "Class "B" Special Share Provisions") attaching to the Class "B" Special Shares are as follows:

1.       INTERPRETATION

1.1 Definitions. Where used in these Class "B" Special Share Provisions, the following words and phrases shall have the following meanings, respectively:

"Capital Reorganization" shall have the meaning ascribed thereto in subsection 5.7.(4);

"Current Market Price" shall have the meaning ascribed thereto in subsection 5.8.(8);

"dividends in the ordinary course" shall have the meaning ascribed thereto in subsection 5.7.(1);

"Exercise Number" shall have the meaning ascribed thereto in Section 5.1;

"Extraordinary Dividend" shall have the meaning ascribed thereto in subsection 5.7(1);

"Reorganization" shall have the meaning ascribed thereto in subsection 5.7.(1);

"Restructured Purchase Agreement" shall have the meaning ascribed thereto in subsection 5.7(5)(a)(vi);

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"Rights Offering" shall have the meaning ascribed thereto in subsection 5.7.(2);

"Rights Period" shall have the meaning ascribed thereto in subsection 5.7.(2);
and

"Special Distribution" shall have the meaning ascribed thereto in subsection 5.7.(3).

In addition, there are definitions set forth in subsection 5.7(5) hereof for the purposes thereof.

1.2 Gender, etc. Words importing only the singular number include the plural and vice versa and words importing any gender include all genders.

1.3 Currency. All monetary amounts referred to herein shall be in lawful money of The United States of America.

1.4 Headings. The division of these Class "B" Special Share Provisions into sections, subsections, paragraphs, or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

2.       VOTING

2.1 Voting Rights. Except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series, the holders of the Class "B" Special Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall be entitled at all meetings of the shareholders of the Corporation to the greater of (a) one vote per share, and
(b) such number of votes per share as shall equal the number of Common Shares into which each Class "B" Special Share could be converted at the record date for determination of the shareholders entitled to vote on any matter, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of the Corporation having general voting power and not separately as a class. Fractional votes by the holders of Class "B" Special Shares shall not, however, be permitted and any fractional voting rights shall, after aggregating all Common Shares into which Class "B" Special Shares held by each holder could be converted, be rounded to the nearest whole number.

3.       DIVIDENDS

3.1 Discretionary Dividends. The holders of the Class "B" Special Shares shall be entitled to receive and the Corporation shall pay to them, always in preference and priority to any payment of dividends on the Common Shares of the Corporation and any other shares of the Corporation ranking junior to the Class "B" Special Shares, but rateably with the holders of the Class "A" Special Shares , as and when declared by the board of directors of the Corporation out of moneys of the Corporation properly applicable to the payment of dividends, such dividends as the board of directors of the Corporation may from time to time declare on the Class "B" Special

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                                     - 3 -


Shares.

3.2 Restrictions. No dividends shall at any time be declared or paid or set apart for payment on the Class "A" Special Shares or on the Common Shares or any other shares of the Corporation ranking junior to the Class "B" Special Shares unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on the Class "B" Special Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on the Class "A" Special Shares, the Common Shares or such other shares of the Corporation ranking junior to the Class "B" Special Shares; nor shall the Corporation call for redemption, redeem, purchase for cancellation, acquire for value or reduce or otherwise pay off any of the Class "B" Special Shares (less than the total amount then outstanding) or any the Class "A" Special Shares, Common Shares or any other shares of the Corporation ranking junior to the Class "B" Special Shares unless and until all dividends up to and including the dividends payable for the last completed period for which such dividends shall be payable on the Class "B" Special Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, acquisition, reduction or other payment.

4.       DISSOLUTION, LIQUIDATION OR WINDING-UP

4.1 Priority to Entitlement. In the event of the dissolution, liquidation or winding-up of the Corporation or other distribution of property or assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Class "B" Special Shares shall be entitled to receive from the property and assets of the Corporation for each Class "B" Special Share held by them respectively a sum equivalent to the result obtained when the amount in the stated capital account for the Class "B" Special Shares is divided by the number of issued and outstanding Class "B" Special Shares, together with a fixed, preferential, cumulative cash dividend at the annual rate per share of eight per cent (8%) of the amount equal to the amount recorded in the stated capital account maintained in respect of the Class "B" Special Shares divided by the number of Class "B" Special Shares outstanding, which shall accrue and be cumulative from the date of issue of such Class "B" Special Shares, before any amount shall be paid or any property or assets of the Corporation distributed to the holders of the Common Shares or shares of any other class ranking junior to the Class "B" Special Shares, but on a rateable basis with the holders of the Class "A" Special Shares for payments of a like nature to which such holders may be entitled pursuant to the rights and privileges attaching to the Class "A" Special Shares. After the payment to the holders of the Class "B" Special Shares and the Class "A" Shares of the amounts so payable to them, the holders of Common Shares shall be entitled to receive pro rata from the property and assets of the Corporation an amount equal to the aggregate amount in the stated capital account for the Common Shares.

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                                     - 4 -


5.       CONVERSION

5.1 Conversion Right. The holders of the Class "B" Special Shares shall have the right at any time to convert Class "B" Special Shares into Common Shares on the basis of one Common Share (the "Exercise Number") for each Class "B" Special Share so converted.

5.2 Manner of Exercise of Conversion Right. The conversion right herein provided for may be exercised by notice in writing given to the Corporation at its registered office, accompanied by the certificate or certificates representing the Class "B" Special Shares in respect of which the holder thereof desires to exercise such right of conversion. Such notice shall be signed by such holder or his duly authorized attorney and shall specify the number of Class "B" Special Shares which the holder desires to have converted. If less than all the Class "B" Special Shares represented by a certificate or certificates accompanying any such notice are to be converted, the holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the number of Class "B" Special Shares comprised in the certificate or certificates surrendered as aforesaid which are not to be converted.

5.3 New Certificates on Conversion. On any conversion of Class "B" Special Shares, the share certificates for Common Shares of the Corporation resulting therefrom shall be issued in the name of the registered holder of the Class "B" Special Shares converted or in such name or names as such registered holder may direct in writing (either in the notice herein referred to or otherwise). In either instance the transfer form on the back of the certificates in question shall be endorsed by the registered holder of the Class "B" Special Shares or his duly authorized attorney, with signature guaranteed in a manner satisfactory to the Corporation, provided that the Corporation may waive the necessity for any such guarantee.

5.4 Deemed Conversion. Subject as hereinafter provided, the right of a holder of Class "B" Special Shares to convert the same into Common Shares shall be deemed to have been exercised, and the registered holder of the Class "B" Special Shares to be so converted (or any person or persons in whose name or names any such registered holder of Class "B" Special Shares shall have directed certificates representing Common Shares to be issued) shall be deemed to have become (and at all times on such date to be) a holder of Common Shares of record of the Corporation for all purposes on the date of surrender of one or more certificates duly endorsed representing the Class "B" Special Shares to be converted.

5.5 Right of Corporation to Convert. On and after either of the following events having occurred:

(a) the closing price of the Common Shares (which shall be determined prior to any Reorganization (as hereinafter defined)) on Nasdaq, or, if the Common Shares are not then quoted on Nasdaq, on such stock exchange on which the Common Shares are listed as may be selected by the directors for such purpose, for each and every day of any forty (40) consecutive trading days was not less than U.S. $11.00; or

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(b)      all of the holders of the Class "B" Special Shares as a group beneficially hold securities convertible, directly or indirectly, or exercisable into Common Shares, which securities then represent less than five per cent (5%) of the then issued and outstanding Common Shares on a fully diluted basis;

the Corporation shall have the right at any time and from time to time to convert any or all of the Class "B" Special Shares then outstanding or issued thereafter, in accordance with the procedures set forth in Section 5.6, without the payment of additional consideration by or to the holder of the Class "B" Special Shares into the number of fully paid and non-assessable Common Shares in accordance with the Exercise Number.

5.6 Exercise of Corporation's Right to Convert. In the event the Corporation wishes to exercise its right to convert pursuant to Section 5.5 hereof, it shall, at least thirty (30) days prior to the date specified for such conversion, mail to each person who on such date of mailing is a registered holder of Class "B" Special Shares, a notice in writing of the exercise by the Corporation of its right to convert Class "B" Special Shares. Such notice shall be mailed by letter, postage prepaid, addressed to each such holder at his address as it appears on the records of the Corporation or in the event of the address of any such holder not so appearing then to the last known address of such holder; provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validly of such conversion. Such notice shall set out the total number of Class "B" Special Shares to be converted, the number of Class "B" Special Shares held by such holder to be converted, the Exercise Number and the date on which such conversion will take place. The Class "B" Special Shares specified for conversion in the aforementioned notice shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or the transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the Common Shares issuable upon such conversion unless the certificates evidencing such Class "B" Special Shares specified for conversion in the aforementioned notice are either delivered to the Corporation or the transfer agent as above provided, or the holder notifies the Corporation or the transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such lost, stolen or destroyed certificates. The Corporation shall, as soon a practicable after such delivery, or such agreement regarding indemnification in the case of a lost, stolen or destroyed certificate, issue and deliver at such office to such holder of Class "B" Special Shares, a certificate of certificates (as requested by such holder) representing the aggregate number of Common Shares to which the holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made on the date specified in the notice of conversion mailed as aforesaid, and the person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares on such specified date. If fewer than all of the Class "B" Special Shares represented by the certificate or certificates are to be converted, the holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Class "B" Special Shares represented by the

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                                     - 6 -


certificate or certificates delivered as aforesaid which are not to be converted.

5.7 Adjustment of Exercise Number. Subject to the provisions of Sections 5.8 and 5.9, the Exercise Number shall be subject to adjustment from time to time in the following events and manner:

         (1) Reorganization. If and whenever at any time after the date hereof the Corporation shall:

                  (a) issue Common Shares to all or substantially all the holders of the Common Shares as a stock dividend (an "Extraordinary Dividend"), or

                  (b) make a distribution on its outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares (except by way of a stock dividend representing dividends in the ordinary course (as hereinafter defined)), or

                  (c) subdivide its outstanding Common Shares into a greater number of shares, or

                  (d) consolidate its outstanding Common Shares into a smaller number of shares,

                  (any of such events in these clauses (a), (b), (c) and (d) being called a "Reorganization"), then the Exercise Number shall be adjusted, effective immediately after the record date at which the holders of Common Shares are determined for the purpose of the Reorganization, by multiplying the Exercise Number in effect immediately prior to such record date by a fraction, the denominator of which shall be the number of Common Shares outstanding on such record date before giving effect to such Reorganization and the numerator of which shall be the number of Common Shares outstanding immediately after giving effect to such Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such record date). For the purposes of this subsection (1), "dividends in the ordinary course" shall mean cash dividends paid on the Common Shares in any fiscal year of the Corporation provided that where shares in the capital of the Corporation are distributed to a holder of Common Shares in lieu of a cash dividend pursuant to a dividend reinvestment plan, such dividend shall be deemed to be a cash dividend if the value at which such shares are issued in satisfaction of such dividend is not less than 95% of the Current Market Price (as hereinafter defined) of the Common Shares at the time of declaration thereof.

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                                     - 7 -


         (2) Rights Offering. If and whenever at any time after the date hereof the Corporation shall issue rights, options or warrants to all or substantially all of the holders of the Common Shares under which such holders are entitled, during a period expiring not more than forty-five (45) days after the record date for such issue (the "Rights Period"), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share to the holder (or, in the case of securities exchangeable for or convertible into Common Shares, at a conversion or exchange price per share at the date of issue of such securities to the holder) of less than 90% of the Current Market Price (as hereinafter defined) for the Common Shares on such record date (any of such events being called a "Rights Offering"), then the Exercise Number shall be adjusted effective immediately after the end of the Rights Period to a number determined by multiplying the Exercise Number in effect immediately prior to the end of the Rights Period by a fraction:

                  (a)      the denominator of which shall be the aggregate of:

                           (i) the number of Common Shares outstanding as of the record date for the Rights Offering, and

                           (ii)     a number determined by dividing (A) either
                                    (I) the product of the number of Common
                                    Shares issued or subscribed for during the Rights Period upon the exercise of the rights, warrants or options under the Rights Offering and the price at which each such Common Share is offered, or, as the case may be, (II) the product of the exchange or conversion price of such securities offered and the number of Common Shares for or into which the securities issued or subscribed for pursuant to the Rights Offering could have been exchanged or converted during the Rights Period, by (B) the Current Market Price (as hereinafter defined) of the Common Shares as of the record date for the Rights Offering, and

                  (b) the numerator of which shall be the number of Common Shares outstanding or the number of Common Shares which would be outstanding if the securities exchangeable or convertible were exchanged or converted into Common Shares during the Rights Period, in both cases after giving effect to the Rights Offering and including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering.

         (3) Special Distribution. If and whenever at any time after the date hereof the Corporation shall fix a record date for the issue or the distribution to all or substantially all the holders of the Common Shares of (A) shares of the

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                  Corporation of any class other than Common Shares, (B) rights, options or warrants to acquire or securities exchangeable for or convertible into Common Shares or shares of the Corporation of any class other than Common Shares or property or other assets of the Corporation, (C) evidences of indebtedness, or
                  (D) any property or other assets and if such issuance or distribution does not constitute a Reorganization or a Rights Offering (any of such non-excluded events being herein called a "Special Distribution"), the Exercise Number shall be adjusted effective immediately after such record date to a number determined by multiplying the Exercise Number in effect on such record date of the Special Distribution by a fraction:

                  (a)      the denominator of which shall be:

                           (i) the product of the number of Common Shares outstanding on such record date and the Current Market Price (as hereinafter defined) of the Common Shares on such record date, less

                           (ii) the fair market value, as determined on a reasonable basis by the directors of the Corporation (whose determination shall be conclusive), to the holder of the Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or other assets issued or distributed in the Special Distribution, and

                  (b) the numerator of which shall be the number of Common Shares outstanding on such record date multiplied by the Current Market Price (as hereinafter defined) of the Common Shares on such record date.

         (4) Capital Reorganization. If and whenever at any time after the date hereof there shall be a reclassification of the Common Shares at any time outstanding or a change of the Common Shares into other shares or into other securities (other than a Reorganization), or a consolidation, amalgamation or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity (any of such events being herein called a "Capital Reorganization"), any holder of Class "B" Special Shares who exercises his right of conversion after the effective date of such Capital Reorganization shall be entitled to receive, and shall accept in lieu of the number of Common Shares to which such holder was theretofore entitled upon such conversion, the aggregate number of shares, other securities or other property which such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the holder had been the

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                                     - 9 -


                  registered holder of the number of Common Shares to which such holder was theretofore entitled upon conversion. If determined appropriate by the directors of the Corporation, appropriate adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 5.7 with respect to the rights and interests thereafter of holders of Class "B" Special Shares so that the provisions set forth in this Section 5.7 shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, securities or other property thereafter deliverable upon the conversion of a Class "B" Special Share.

         (5)      Adjustments for Sale of Common Shares Below Conversion Price.

                  (a) Special Definitions. For purposes of this subsection 5.7(5), the following definitions shall apply:

                           (i) "Additional Common Shares" shall mean all Common Shares issued (or, pursuant to paragraph 5.7(5)(c)(i) below, deemed to be issued) by the Corporation after the Original Issue Date, other than Common Shares issued or issuable:

                                    (A)     by reason of a dividend, stock
                                            split, split-up or other
                                            distribution on Common Shares issued
                                            (or pursuant to paragraph
                                            5.7(5)(c)(i) below deemed to be
                                            issued) by the Corporation after the
                                            Original Issue Date; or

                                    (B)     pursuant to or upon the exercise of
                                            Rights excluded from the definition
                                            of "Option" in paragraph
                                            5.7(5)(a)(iv);

                           (ii) "Conversion Price" shall mean the conversion price of Class "B" Special Shares into Common Shares in effect immediately prior to any Reorganization, Rights Offering, Special Distribution or Capital Reorganization, which shall be deemed to be U.S.$3.40 at the date hereof;

                           (iii) "Convertible Securities" means any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Shares, other than any Rights excluded from the definition of "Option" in Subsection 5.7(a)(iv);

                           (iv) "Option" shall mean Shares or rights, options or warrants to subscribe for, purchase or otherwise acquire Shares or Convertible Securities (collectively,
                                    "Rights"), excluding (A) up to that number of Rights granted to employees or consultants of the

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                                     - 10 -


                                    Corporation prior to the Original Issue Date pursuant to an option plan adopted by the board of directors of the Corporation (subject to appropriate adjustment for any stock dividend, stock split, combination or other similar recapitalization affecting such Shares); (B) Rights granted by the Corporation prior to the Original Issue Date; (C) any Rights granted by the Company to the Continuing Investors pursuant to the Restructured Purchase Agreement, provided that the terms attaching to such Rights are not materially less favorable to the Company than the Restructured Rights Terms; and (D) for greater certainty, any Common Shares issued or to be issued by the Company as part of the consideration paid or payable to the vendors on the acquisition of any one or more of those corporations named within the defined term Pre- Approved Transaction in the Restructured Purchase Agreement. All capitalized terms used in this subsection 5.7(5)(a)(iv) and not separately defined herein have the same meanings, respectively, as ascribed to them in the Restructured Purchase Agreement;

                           (v) "Original Issue Date" shall mean the date of these Articles of Amendment;

                           (vi) "Restructured Purchase Agreement" means that certain Senior Subordinated Unsecured Convertible Notes Purchase Agreement among the Company, certain investors and others entered into on November o, 1998; and

                           (vii) "Shares" means shares of any class in the capital of the Company (other than the Class "A" Special Shares) which may be authorized for issuance from time to time by the Company.

                  (b) No Adjustment of Conversion Price. No adjustment in the number of Common Shares into which the Class "B" Special Shares are convertible shall be made by adjustment in the applicable Conversion Price thereof; (i) unless the consideration per share (determined pursuant to clause 5.7(5)(e)) for an Additional Common Share issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Common Shares, or (ii) if prior to such issuance, the Corporation receives written notice from the representative of holders of at least a majority of the Class "B" Special Shares agreeing that no such adjustment shall be made as the result of the issuance of Additional Common Shares.

                  (c) Issue of Securities; Deemed Issue of Additional Common Shares.

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                                     - 11 -


                           (i) If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Common Shares (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Common Shares shall not be deemed to have been issued unless the consideration per share (determined pursuant to clause 5.7(5)(e) hereof) of such Additional Common Shares would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be.

                           (ii) No further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or Common Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities.

                           (iii) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of Common Shares issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities.

                           (iv) No readjustment pursuant to clause (iii) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or
                                    (ii) the Conversion Price that resulted from any other issuance of Additional Common Shares between the original adjustment date

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                                     - 12 -


                                    and such readjustment date.

                           (v) Upon the expiration or termination of any unexercised Option, the Conversion Price shall not be adjusted and the Additional Common Shares deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price.

                           (vi) In the event of any change in the number of Common Shares issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Shares upon the exercise or conversion of any such Option or Convertible Security.

                  (d) Adjustment of Conversion Price Upon Issuance of Additional Common Shares. In the event the Corporation shall at any time after the Original Issue Date issue Additional Common Shares (including Additional Common Shares deemed to be issued pursuant to clause 5.7(5)(c), but excluding shares issued upon a Reorganization), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then, and in such event, the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Conversion Price at such time by a fraction, (1) the numerator of which shall be (A) the number of Common Shares outstanding immediately prior to such issue plus (B) the number of Common Shares which the aggregate consideration received by the Corporation for the total number of Additional Common Shares so issued would purchase at such Conversion Price; and
                           (2) the denominator of which shall be the number of Common Shares outstanding immediately prior to such issue plus the number of such Additional Common Shares so issued; provided that, for the purpose of this clause 5.7(5)(d), all Common Shares issuable upon exercise of the warrants held by holders of the Class "B" Special Shares immediately prior to such issue shall be deemed to be outstanding, and immediately after any Additional Common Shares are deemed issued pursuant to clause 5.7(5)(c) (other than shares excluded from the definition of "Additional Common Shares"), such Additional

                           Common Shares shall be deemed to be outstanding.

                  Notwithstanding the foregoing, the applicable Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

                  (e) Determination of Consideration. For purposes of this subsection 5.7(5), the consideration received by the Corporation for the issue of any Additional Common Shares shall be computed as follows:

                           (i)      Cash and Property: Such consideration shall:

                                    (A)     insofar as it consists of cash, be
                                            computed at the aggregate of cash
                                            received by the Corporation,
                                            excluding amounts paid or payable
                                            for accrued interest or accrued
                                            dividends;

                                    (B)     insofar as it consists of property
                                            other than cash, be computed at the
                                            fair market value thereof at the
                                            time of such issue, as determined in
                                            good faith by the board of directors
                                            of the Corporation; and

                                    (C)      in the event Additional Common
                                             Shares are issued together with
                                             other shares or securities or other
                                             assets of the Corporation for
                                             consideration which covers both, be
                                             the proportion of such
                                             consideration so received, computed
                                             as provided in clauses (1) and (2)
                                             above, as determined in good faith
                                             by the board of directors of the
                                             Corporation; and

                           (ii) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Common Shares deemed to have been issued pursuant to clause 5.7(5)(c) relating to Options and Convertible Securities shall be determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Common Shares, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

5.8 Rules Regarding Calculation of Adjustment of Exercise Number. For the purposes of Section 5.7:

         (1) The adjustments provided for in Section 5.7 are cumulative and such adjustments shall be made successively whenever an event referred to therein shall occur, subject to the following subsections of this Section 5.8.

         (2) No adjustment in the Exercise Number shall be required unless it would result in a change of at least one one-hundredth of a share, as presently constituted, provided, however, that any adjustments which, except for the provisions of this subsection (2) of this Section 5.8 would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment.

         (3) No adjustment in the Exercise Number shall be made in any of the following instances:

                  (a) in respect of any event described in Section 5.7 if holders of Class "B" Special Shares are entitled to participate in such event on the same terms, mutatis mutandis, as if such holders had converted their Class "B" Special Shares into Common Shares prior to or on the effective date or record date of such event; provided that the foregoing shall not prevent such adjustment to be made in respect of the events referred to in clauses (c) and (d) of subsection (1) of Section 5.7;

                  (b) in respect of the issue from time to time of Common Shares acquired on the conversion of Class "B" Special Shares which shall be deemed not to be a Reorganization;

                  (c) in respect of the issue from time to time of dividends which do not constitute Extraordinary Dividends of Common Shares to holders of Common Shares who exercise an option or election to receive substantially equivalent dividends in Common Shares in lieu of receiving a cash dividend, which issue shall be deemed not to be a Reorganization; and

                  (d) in respect of the issue from time to time of Common Shares pursuant to the exercise of any non-transferable right, option or warrant extended or given from time to time to officers, directors or employees of the Corporation or of a subsidiary of the Corporation to subscribe for and purchase Common Shares or any other shares of the Corporation.

         (4) If a dispute shall at any time arise with respect to the adjustments provided for in Section 5.7, such dispute shall be conclusively determined by the Corporation's auditors, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by resolution of the directors of the Corporation and any such determination shall be binding upon the Corporation, the transfer agent of the Class "B" Special Shares, and the holders of Class "B" Special Shares.

         (5) If the Corporation shall set a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Number shall be required by reason of the setting of such record date.

         (6) In the absence of the corporate statute governing the Corporation or a resolution of the directors of the Corporation fixing a record date for a Reorganization, Rights Offering or Special Distribution, the Corporation shall be deemed to have fixed as the record date therefor the date on which the Reorganization, Rights Offering or Special Distribution is effected.

         (7) In case the Corporation after the date hereof shall take any action affecting the Common Shares, other than an action described in Section 5.7 which, in the opinion of the directors of the Corporation, would materially affect the rights of the holders Class "B" Special Shares, the Exercise Number shall be adjusted in such manner, if any, and at such time, by action of the directors of the Corporation, in their sole discretion as they may reasonably determine to be equitable to the holders of Class "B" Special Shares in the circumstances. Failure of the taking of action by the directors so as to provide for an adjustment prior to the effective date of any action by the Corporation affecting the Common Shares shall be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances, although the directors may reconsider their determination in the future.

         (8) "Current Market Price" of the Common Shares at any date means the price per share equal to the average of the closing prices of the Common Shares on Nasdaq, or if the Common Shares are not then quoted on Nasdaq, on such stock exchange on which the Common Shares are listed as may be selected by the directors for such purpose or, if the Common Shares are not then listed on any stock exchange, in the over-the-counter market, for the thirty (30) trading days commencing forty-five (45) trading days before such date.

5.9 Postponement of Subscription. In any case where the application of Section
5.7 results in a increase of the Exercise Number taking effect immediately after the record date for a specific event, if any Class "B" Special Shares are converted after that record date and prior to completion of the event, the Corporation may postpone the issuance to the holder of Class "B" Special Shares of the Common Shares to which he is entitled by reason of the increase of the Exercise Number, but such Common Shares shall be so issued and delivered to that holder of Class "B" Special Shares upon completion of that event, with the number of such Common Shares calculated on the basis of the Exercise Number on the date of conversion adjusted for completion of that event, and the Corporation shall deliver to the person or persons in whose name or names the Common Shares are to be issued an appropriate instrument evidencing his or their right to receive such Common Shares and the right to receive any dividends or other distributions which, but for the provisions of this Section 5.9, such person or persons would have been entitled to receive in respect of such Common Shares from and after the date of conversion in respect thereof.

5.10     Notice of Adjustment of Exercise Number.

         (1) At least fourteen days prior to the effective date or record date, as the case may be, of any event which requires or might require adjustment to the Exercise Number pursuant to Section 5.7, the Corporation shall give notice to the holders of Class "B" Special Shares in the manner prescribed by Section 5.7, of the particulars of such event and, if determinable, the required adjustment.

         (2) In case any adjustment for which a notice in subsection (1) of this
Section 5.10 has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable give notice in the manner prescribed by Section 5.7 to the holders of Class "B" Special
Shares of the adjustment.

5.11 No Adjustment on Dividends. A holder of a Class "B" Special Share on the record date for the determination of holders of Class "B" Special Shares entitled to receive a dividend declared payable on Class "B" Special Shares will be entitled to such dividend notwithstanding that such share is converted after such record date and before the payment date of such dividend, and the registered holder of any Common Shares resulting from any conversion shall be entitled to rank equally with the registered holders of all other Common Shares in respect of all dividends declared payable to holders of Common Shares of record on any date on or after the date of conversion. Subject as aforesaid, no payment or adjustment will be made on account of any dividend, accrued or otherwise, on the Class "B" Special Shares converted or the Common

Shares resulting from any conversion.

5.12 Taxes on Conversion. The issuance of certificates for Common Shares upon the conversion of Class "B" Special Shares will be made without charge to the converting holders of Class "B" Special Shares for any fee or tax in respect of the issuance of such certificates or the Common Shares represented thereby; provided, however, that the Corporation shall not be required to pay any tax which may be imposed upon the person or persons to whom such Common Shares are issued, in respect of the issuance of such Common Shares or the certificates therefor or which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name or names other than that of the holder of the Class "B" Special Shares converted, and the Corporation shall not be required to issue or deliver such certificate unless the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid or that the Corporation has not and will not have any liability in respect of such tax.

5.13 Reservation of Common Shares. So long as any Class "B" Special Shares are outstanding and entitled to the right of conversion herein provided, the Corporation shall at all times reserve and hold out of its unissued Common Shares a sufficient number of unissued Common Shares to enable all of the Class "B" Special Shares to be converted upon the basis and upon the terms and conditions provided in these Class "B" Special Share Provisions.

6.       SPECIFIC MATTERS REQUIRING APPROVAL

6.1 New Shares. The approval of the holders of the Class "B" Special Shares, given in the manner described in Section 7.1, shall be required for the creation and issuance of any new shares ranking prior to or on a parity with the Class "B" Special Shares, and any cumulative dividends shall not be in arrears or any declared dividends shall not be unpaid on any outstanding Class "B" Special Shares at the time of the creation and issue of any such shares.

6.2 Amendment of Rights of Class "B" Special Shares. The provisions of clauses
1.1 to 7.1 inclusive may be deleted, amended, modified or varied in whole or in part by a certificate of amendment issued by the Director appointed under the Business Corporations Act (Ontario), but only with the prior approval of the holders of the Class "B" Special Shares given as hereinafter specified in addition to any other approval required by the Business Corporations Act (Ontario) or any other statutory provisions of like or similar effect, from time to time in force.

7.       APPROVAL

7.1 Approval of the Holders of the Class "B" Special Shares. The approval of the holders of the Class "B" Special Shares with respect to any and all matters hereinbefore referred to may be given by at least two-thirds of the votes cast at a meeting of the holders of the Class "B" Special Shares duly called for that purpose and held upon at least twenty-one (21) days' notice at which the holders of a majority of the outstanding Class "B" Special Shares are present or represented by proxy. If at any such meeting the holders of a majority of the outstanding Class "B" Special Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than thirty (30) days later and to such time and place as may be appointed by the representative of the holders of the Class "B" Special Shares and not less than twenty-one (21) days' notice shall be given of such adjourned meeting. At such adjourned meeting the holders of the Class "B" Special Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed thereat by not less than two-thirds of the votes cast at such adjourned meeting shall constitute the approval of the holders of the Class "B" Special Shares referred to above. The formalities to be observed with respect to the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed by the Business Corporations Act (Ontario) and the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such meeting or adjourned meeting every holder of Class "B" Special Shares shall be entitled to one vote in respect of each Class "B" Special Share held.